Exhibit 99(i)
NEWS RELEASE
TO BUSINESS EDITOR:
COMM BANCORP, INC. Reports 2008 Earnings
     Clarks Summit, PA, January 28/PR Newswire/-Comm Bancorp, Inc. (Nasdaq:CCBP) today reported 2008 earnings of $5.7 million or $3.26 per share, compared to $6.9 million or $3.87 per share for 2007. Fourth quarter earnings totaled $1.0 million or $0.58 per share in 2008 and $1.7 million or $0.97 per share in 2007.
     Return on average stockholders’ equity and return on average assets were 10.10% and 0.98% for the year ended December 31, 2008, and 12.94% and 1.24% for the same period of 2007. For the fourth quarter, return on average stockholders’ equity and return on average assets were 6.96% and 0.65% in 2008 and 12.53% and 1.21% in 2007.
     “The reduction in 2008 profitability is a direct result of the surfacing of asset quality weakness in a small number of loans concentrated in the commercial mortgage and land development sectors of the loan portfolio as a result of the downturn in economic conditions,” stated William F. Farber, Sr., President and Chief Executive Officer. “The adverse impact from these certain larger balance loans does not reflect deterioration in asset quality of the overall loan portfolio. Management is taking a conservative posture on recognizing potential losses on these loans by placing these credits on nonaccrual status and reversing previously recorded income into the current period. We have placed special emphasis on remedying these credits in the near term through ramping up our special assets department,” continued Farber. “Despite this specifically identified area of weakness, the overall financial condition of the Company continues to be strong as our capital position improved in comparison to last year and significantly exceeds regulatory standards for well capitalized institutions. Due to our strong capital position, our Company did not participate in, nor did we receive any monies from, the Troubled Asset Relief Program under the Emergency Economic Stabilization Act of 2008 enacted by the United States Government. I am confident that our strong capital base, favorable liquidity position and prudent management provide the structure we need to weather any challenges we may face in 2009,” concluded Farber.
HIGHLIGHTS
•	Total assets grew 10.0%.

•	Deposits grew $50.9 million.

•	Key capital adequacy ratio improved to 9.62% compared to 9.54% one year ago.

•	Net interest margin continued to exceed 4.0% in 2008.

•	Noninterest revenue increased 11.8%.

INCOME STATEMENT REVIEW
     For the year ended December 31, 2008, tax-equivalent net interest income decreased $528 thousand or 2.3% to $22.4 million compared to $22.9 million for the same period of 2007. Due to a significant decline in market rates, coupled with higher volumes of nonaccrual loans, earning asset yields declined to a greater extent than the cost of interest bearing liabilities, which resulted in a 15 basis point decline in the net interest spread. Partially mitigating the effect on net interest income from rates, was growth in average earning assets over that of average interest-bearing liabilities. The tax-equivalent yield on earning assets compressed 73 basis points to 6.33% in 2008 from 7.06% in 2007, which resulted in a $4.2 million reduction in tax-equivalent interest revenue. The cost of interest-bearing liabilities declined 58 basis points to 2.84% from 3.42%, which caused interest expense to decrease $2.6 million. Overall, the decline in spread had a negative effect on tax-equivalent net interest income of $1,621 thousand. Average earning assets grew $20.9 million or 4.0%, while average interest-bearing liabilities increased $16.2 million or 3.8%. The changes in the volume of earning assets increased interest revenue $1.7 million, while the growth in interest-bearing liabilities increased interest expense $643 thousand. Overall, the change in volumes resulted in additional tax-equivalent net interest income of $1,093 thousand, which partially offset the effect of the decline in spread. The tax-equivalent net interest margin fell 26 basis points to 4.07% in 2008 from 4.33% in 2007.
     For the year and quarter ended December 31, 2008, the provision for loan losses totaled $1,760 thousand and $747 thousand, respectively, compared to $525 thousand and $225 thousand for the same periods of 2007. The amount of the provision charged to operations is a result of Management’s application of its quarterly methodology for assessing the adequacy of the allowance for loan losses account. The increase in the provision from 2007 was due to increases in specific reserves required on certain impaired loans as part of Management’s analysis.
     Noninterest income increased $418 thousand or 11.8% to $3,961 thousand in 2008 from $3,543 thousand in 2007. Despite the nationwide housing market debacle, mortgage banking income increased $229 thousand or 61.1%. Increased revenue from our Trust and Wealth Management Division accounted for the majority of the $189 thousand or 6.0% increase in service charges, fees and commissions. For the fourth quarter of 2008, noninterest revenue totaled $1,028 thousand, an increase of $136 thousand or 15.2% from $892 thousand for the same quarter of 2007. Service charges, fees and commissions rose $80 thousand or 10.2%, while mortgage banking income increased $56 thousand or 53.8%.
     Noninterest expense increased $897 thousand or 5.8% to $16,317 thousand in 2008 from $15,420 thousand in 2007. Salaries and employee benefits expense increased $527 thousand or 6.6% as a result of hiring business development personnel, additional staffing in the Trust and Wealth Management Division, and annual merit increases. Occupancy and equipment expense rose $66 thousand or 2.8% due to depreciation and maintenance costs associated with our remote deposit capture service offering. Increased marketing costs and loan collection expense were primarily responsible for the $304 thousand or 6.1% rise in other expenses. For the fourth quarter of 2008, noninterest expense increased $272 thousand or 6.9%. Other expenses increased $268 thousand or 21.9%, while salaries and employee benefits expense and net occupancy and equipment expense were relatively constant compared to the fourth quarter of 2007.

BALANCE SHEET REVIEW
     Total assets increased $55.0 million to $604.0 million at December 31, 2008, from $549.0 million at December 31, 2007. The balance sheet growth was driven by an increase in total deposits of $50.9 million or 10.4% to $542.3 million at the end of 2008, from $491.4 million one year ago. Reduced tolerance for risk due to the declining stock market, coupled with our new service offering, CB&T DirectSM, and promotional certificate of deposit offerings impacted our deposit gathering. Loans, net of unearned income, rose $14.6 million to $485.9 million at December 31, 2008, from $471.3 million at December 31, 2007. Excess deposits not used to fund loans were directed into our investment portfolio. Available-for-sale investment securities increased $41.2 million to $80.6 million from $39.4 million comparing December 31, 2008 and 2007. There was $12.7 million in federal funds sold outstanding at the close of 2008 compared to $8.8 million one year earlier.
     Stockholders’ equity equaled $57.8 million or $33.41 per share at December 31, 2008, and $54.4 million or $31.01 per share at December 31, 2007. Our Leverage ratio improved to 9.62% at the end of 2008, compared to 9.54% at December 31, 2007. The Leverage ratio, as well as all of our capital ratios, significantly exceeded regulatory standards for well capitalized institutions. During 2008, 34,189 shares of common stock with a total cost of $1.4 million were repurchased. Dividends declared in 2008 totaled $1.08 per share, an increase of 3.8% from $1.04 per share in 2007. Accumulated other comprehensive income increased $556 thousand from year-end 2007, which resulted directly from a rise in the market value of available-for-sale investment securities.
     Nonperforming assets equaled $24.2 million or 4.99% of loans, net of unearned income and foreclosed assets at December 31, 2008, compared to $7.7 million or 1.64% at December 31, 2007. The weakening in asset quality resulted from increases in nonaccrual loans and foreclosed assets, partially offset by a reduction in accruing loans past due 90 days or more. The majority of the increase in nonaccrual loans is attributable to sustained weakness in the commercial real estate and land development markets and the economy in general. These conditions had a significant impact on the financial condition of certain borrowers involved in various commercial real estate and land development projects. Loan charge-offs, net of recoveries, increased $793 thousand or 236.0% to $1,129 thousand in 2008, compared to $336 thousand in 2007. Corresponding with the increase in net charge-offs, coupled with the devaluation of collateral supporting the aforementioned commercial real estate and land development projects, the provision for loan losses increased $1,235 thousand or 235.2% comparing the years ended December 31, 2008 and 2007. The allowance for loan losses equaled $5.3 million or 1.08% of loans, net of unearned income, at December 31, 2008, compared to $4.6 million or 0.98% one year ago.
     Comm Bancorp, Inc. serves six Pennsylvania counties through Community Bank and Trust Company’s 15 community-banking offices and one loan production office. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. In addition, customers can take advantage of KlickSM Banking, on-line banking services, by accessing the Company’s website at http://www.combk.com. The Company’s business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently-applied credit policies.
[TABULAR MATERIAL FOLLOWS].

Summary Data
Comm Bancorp, Inc.
Five Quarter Trend
(In thousands, except per share data)

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2008	2008	2008	2008	2007
Key performance data:

Per share data:
Net income	$0.58	$0.84	$0.95	$0.89	$0.97
Cash dividends declared	$0.27	$0.27	$0.27	$0.27	$0.26
Book value	$33.41	$32.45	$32.14	$31.71	$31.01
Tangible book value	$33.21	$32.25	$31.94	$31.52	$30.81
Market value:
High	$42.00	$44.92	$48.00	$47.25	$52.60
Low	$35.00	$40.75	$41.00	$41.00	$43.90
Closing	$35.01	$42.00	$44.00	$41.00	$43.90
Market capitalization	$60,569	$73,299	$76,902	$71,851	$76,984
Common shares outstanding	1,730,062	1,745,220	1,747,774	1,752,457	1,753,622

Selected ratios:

Return on average stockholders’ equity	6.96%	10.31%	11.85%	11.38%	12.53%

Return on average assets	0.65%	1.00%	1.19%	1.13%	1.21%

Leverage ratio	9.62%	9.81%	9.83%	9.66%	9.54%

Total risk-based capital ratio	12.17%	12.00%	12.28%	11.81%	12.15%

Efficiency ratio	71.88%	66.31%	64.40%	65.24%	62.24%

Nonperforming assets to loans, net, and foreclosed assets	4.99%	3.69%	2.83%	1.86%	1.64%

Net charge-offs to average loans, net	0.15%	0.65%	0.09%	0.02%	0.05%

Allowance for loan losses to loans, net	1.08%	0.95%	1.04%	0.99%	0.98%

Earning assets yield (FTE)	5.74%	6.21%	6.60%	6.85%	7.10%

Cost of funds	2.58%	2.74%	2.88%	3.20%	3.34%

Net interest spread (FTE)	3.16%	3.47%	3.72%	3.65%	3.76%

Net interest margin (FTE)	3.67%	4.06%	4.31%	4.28%	4.43%

Comm Bancorp, Inc.
Consolidated Statements of Income
(In thousands, except per share data)

	Dec. 31,	Dec. 31,
Year Ended	2008	2007
Interest income:
Interest and fees on loans:
Taxable	$28,421	$30,730
Tax-exempt	2,278	1,845
Interest and dividends on investment securities available-for-sale:
Taxable	489	1,364
Tax-exempt	1,515	1,475
Dividends	45	81
Interest on federal funds sold	153	159
Total interest income	32,901	35,654

Interest expense:
Interest on deposits	12,288	14,107
Interest on short-term borrowings	179	342
Total interest expense	12,467	14,449
Net interest income	20,434	21,205
Provision for loan losses	1,760	525
Net interest income after provision for loan losses	18,674	20,680

Noninterest income:
Service charges, fees and commissions	3,357	3,168
Mortgage banking income	604	375
Total noninterest income	3,961	3,543

Noninterest expense:
Salaries and employee benefits expense	8,531	8,004
Net occupancy and equipment expense	2,462	2,396
Other expenses	5,324	5,020
Total noninterest expense	16,317	15,420
Income before income taxes	6,318	8,803
Provision for income tax expense	618	1,903
Net income	$5,700	$6,900

Other comprehensive income:
Unrealized holding gains on investment securities available-for-sale	$842	$239
Income tax expense related to other comprehensive income	286	81
Other comprehensive income, net of income taxes	556	158
Comprehensive income	$6,256	$7,058

Per share data:
Net income	$3.26	$3.87
Cash dividends declared	$1.08	$1.04
Average common shares outstanding	1,748,489	1,784,495

Comm Bancorp, Inc.
Consolidated Statements of Income
(In thousands, except per share data)

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
Three months ended	2008	2008	2008	2008	2007
Interest income:
Interest and fees on loans:
Taxable	$6,442	$7,137	$7,274	$7,568	$7,883
Tax-exempt	584	559	564	571	543
Interest and dividends on investment securities available-for-sale:
Taxable	356	52	38	43	85
Tax-exempt	443	351	357	364	364
Dividends	6	12	15	12	17
Interest on federal funds sold	8	133	10	2	84
Total interest income	7,839	8,244	8,258	8,560	8,976

Interest expense:
Interest on deposits	3,019	3,017	2,982	3,270	3,541
Interest on short-term borrowings	1		50	128	11
Total interest expense	3,020	3,017	3,032	3,398	3,552
Net interest income	4,819	5,227	5,226	5,162	5,424
Provision for loan losses	747	400	283	330	225
Net interest income after provision for loan losses	4,072	4,827	4,943	4,832	5,199

Noninterest income:
Service charges, fees and commissions	868	810	881	798	788
Mortgage banking income	160	120	154	170	104
Total noninterest income	1,028	930	1,035	968	892

Noninterest expense:
Salaries and employee benefits expense	2,117	2,169	2,115	2,130	2,108
Net occupancy and equipment expense	596	583	645	638	601
Other expenses	1,490	1,331	1,272	1,231	1,222
Total noninterest expense	4,203	4,083	4,032	3,999	3,931
Income before income taxes	897	1,674	1,946	1,801	2,160
Provision for income tax expense	(103)	199	286	236	460
Net income	$1,000	$1,475	$1,660	$1,565	$1,700

Other comprehensive income (loss):
Unrealized holding gains (losses) on investment securities available-for-sale	$1,866	$(686)	$(582)	$244	$225
Income tax expense (benefit) related to other comprehensive income (loss)	634	(233)	(198)	83	76
Other comprehensive income (loss), net of income taxes	1,232	(453)	(384)	161	149
Comprehensive income	$2,232	$1,022	$1,276	$1,726	$1,849

Per share data:
Net income	$0.58	$0.84	$0.95	$0.89	$0.97
Cash dividends declared	$0.27	$0.27	$0.27	$0.27	$0.26
Average common shares outstanding	1,741,392	1,747,438	1,751,841	1,753,376	1,754,443

Comm Bancorp, Inc.
Details of Net Interest and Net Interest Margin
(In thousands, fully taxable equivalent basis)

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
Three months ended	2008	2008	2008	2008	2007
Net interest income:
Interest income
Loans, net:
Taxable	$6,442	$7,137	$7,274	$7,568	$7,883
Tax-exempt	884	847	855	865	824
Total loans, net	7,326	7,984	8,129	8,433	8,707
Investments:
Taxable	362	64	53	55	102
Tax-exempt	672	531	542	551	552
Total investments	1,034	595	595	606	654
Federal funds sold	8	133	10	2	84
Total interest income	8,368	8,712	8,734	9,041	9,445
Interest expense:
Deposits	3,019	3,017	2,982	3,270	3,541
Borrowed funds	1		50	128	11
Total interest expense	3,020	3,017	3,032	3,398	3,552
Net interest income	$5,348	$5,695	$5,702	$5,643	$5,893

Loans, net:
Taxable	5.78%	6.42%	6.62%	6.88%	7.19%
Tax-exempt	6.34%	6.61%	6.40%	6.74%	7.37%
Total loans, net	5.84%	6.44%	6.60%	6.87%	7.20%
Investments:
Taxable	3.84%	5.60%	3.64%	2.98%	3.51%
Tax-exempt	7.73%	7.51%	7.50%	7.57%	7.45%
Total investments	5.70%	7.25%	6.85%	6.64%	6.34%
Federal funds sold	0.36%	1.64%	1.93%	3.26%	4.52%
Total earning assets	5.74%	6.21%	6.60%	6.85%	7.10%
Interest expense:
Deposits	2.58%	2.74%	2.89%	3.20%	3.34%
Borrowed funds	1.01%		2.35%	3.20%	4.19%
Total interest-bearing liabilities	2.58%	2.74%	2.88%	3.20%	3.34%
Net interest spread	3.16%	3.47%	3.72%	3.65%	3.76%
Net interest margin	3.67%	4.06%	4.31%	4.28%	4.43%

Comm Bancorp, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
At period end	2008	2008	2008	2008	2007
Assets:
Cash and due from banks	$8,017	$11,174	$16,944	$12,870	$13,125
Federal funds sold	12,700	8,000	6,700		8,751
Investment securities available-for-sale	80,574	76,706	31,488	37,915	39,407
Loans held for sale, net	1,390	1,243	925	2,034	1,248
Loans, net of unearned income	485,882	493,948	491,084	497,668	471,344
Less: allowance for loan losses	5,255	4,691	5,101	4,934	4,624
Net loans	480,627	489,257	485,983	492,734	466,720
Premises and equipment, net	11,753	11,345	10,710	10,784	10,891
Accrued interest receivable	2,143	3,072	2,513	2,710	2,634
Other assets	6,838	6,646	6,675	6,561	6,211
Total assets	$604,042	$607,443	$561,938	$565,608	$548,987

Liabilities:
Deposits:
Noninterest-bearing	$79,674	$86,417	$81,280	$74,499	$75,232
Interest-bearing	462,617	461,176	421,252	413,540	416,125
Total deposits	542,291	547,593	502,532	488,039	491,357
Borrowed funds				18,100
Accrued interest payable	1,815	1,446	1,271	1,423	1,308
Other liabilities	2,138	1,779	1,958	2,468	1,949
Total liabilities	546,244	550,818	505,761	510,030	494,614

Stockholders’ equity:
Common stock, par value $0.33 authorized 12,000,000, shares issued and outstanding 1,730,062; 1,745,220; 1,747,774; 1,752,457; 1,753,622	571	576	577	578	579
Capital surplus	7,694	7,661	7,548	7,440	7,326
Retained earnings	47,862	47,949	47,160	46,284	45,353
Accumulated other comprehensive income	1,671	439	892	1,276	1,115
Total stockholders’ equity	57,798	56,625	56,177	55,578	54,373
Total liabilities and stockholders’ equity	$604,042	$607,443	$561,938	$565,608	$548,987

Comm Bancorp, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
Average quarterly balances	2008	2008	2008	2008	2007
Assets:
Loans, net:
Taxable	$443,690	$442,039	$441,648	$442,334	$435,186
Tax-exempt	55,436	50,964	53,765	51,601	44,350
Total loans, net	499,126	493,003	495,413	493,935	479,536
Investments:
Taxable	37,514	4,546	5,863	7,423	11,521
Tax-exempt	34,600	28,122	29,052	29,270	29,410
Total investments	72,114	32,668	34,915	36,693	40,931
Federal funds sold	8,897	32,297	2,083	247	7,370
Total earning assets	580,137	557,968	532,411	530,875	527,837
Other assets	31,815	30,657	26,983	27,457	27,562
Total assets	$611,952	$588,625	$559,394	$558,332	$555,399

Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$466,086	$437,595	$414,669	$410,927	$420,669
Noninterest-bearing	85,434	91,084	76,752	72,666	76,877
Total deposits	551,520	528,679	491,421	483,593	497,546
Borrowed funds	393		8,575	16,085	1,042
Other liabilities	2,892	3,012	3,065	3,353	2,967
Total liabilities	554,805	531,691	503,061	503,031	501,555
Stockholders’ equity	57,147	56,934	56,333	55,301	53,844
Total liabilities and stockholders’ equity	$611,952	$588,625	$559,394	$558,332	$555,399

Comm Bancorp, Inc.
Asset Quality Data
(In thousands)

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
At quarter end	2008	2008	2008	2008	2007
Nonperforming assets:
Nonaccrual/restructured loans	$23,068	$11,155	$11,301	$8,373	$5,352
Accruing loans past due 90 days or more	835	7,085	2,585	840	2,234
Foreclosed assets	336			45	125
Total nonperforming assets	$24,239	$18,240	$13,886	$9,258	$7,711

Three months ended

Allowance for loan losses:
Beginning balance	$4,691	$5,101	$4,934	$4,624	$4,454
Charge-offs	196	844	150	46	80
Recoveries	13	34	34	26	25
Provision for loan losses	747	400	283	330	225
Ending balance	$5,255	$4,691	$5,101	$4,934	$4,624
SOURCE Comm Bancorp, Inc.
/Contact: MEDIA/INVESTORS, Scott A. Seasock, 570-586-0377 or fax, 570-587-3761, of Comm Bancorp, Inc.
Co: Comm Bancorp, Inc.
St: Pennsylvania
In: Fin
Except for the historical information contained, herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties in the banking industry and overall economy. Such risks and uncertainties are detailed in the Company’s Securities and Exchange Commission reports, including the Annual Report on Form 10-K and quarterly reports on Form 10-Q.